EXHIBIT 2.2


                                    AGREEMENT


                               Dated June 29, 2000


                                  By and Among

                             Academy Resources, Inc.

                              Myofis Internet, Inc.

                              Myofis' shareholders




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                                      INDEX

ARTICLE I -- SALE AND TRANSFER OF Myofis, INC. STOCK

1.1  Myofis .................................................................
1.2  Purchase Price..........................................................

ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF Myofis

2.1  Valid Corporate Existence...............................................
2.2  Capitalization..........................................................
2.3  Subsidiaries............................................................
2.   Consents................................................................
     Corporate Authority;
     Binding Nature of Agreement; Title to Myofis  Stock, etc................
2.6  Financial Statements, etc...............................................
2.7  Liabilities.............................................................
2.8  Actions Since Myofis  Balance Sheet Date................................
2.9  Adverse Developments....................................................
2.10 Taxes...................................................................
2.11 Ownership of Assets;
     Trademarks, etc.........................................................
2.12 Litigation;
     Compliance with Law.....................................................
2.13 No Breach...............................................................
2.14 Brokers.................................................................
2.15 Change of Name..........................................................
2.16 Untrue or Omitted Facts.................................................
2.17 Patents.................................................................
2.18 Royalty Agreements......................................................

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF ACADEMY


3.1  Valid Corporate Existence...............................................
3.2  Capitalization..........................................................
3.3  Subsidiaries............................................................
3.4  Consents................................................................
3.5  Corporate Authority;
         Binding Nature of Agreement, etc....................................
3.7  Financial Statements, etc...............................................
3.9  Liabilities.............................................................
3.10 Actions Since Academy Balance Sheet Date................................
3.11 Adverse Developments....................................................
3.12 Taxes...................................................................
3.13 Ownership of Assets.....................................................
3.14 Litigation; Compliance with Law ........................................
3.15 No Breach...............................................................

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3.16 Brokers.................................................................
3.17 Untrue or Omitted Facts.................................................

ARTICLE IV -- PRE-CLOSING COVENANTS

4.1  Carcinotek, Covenants...................................................
4.2  Academy Covenants.......................................................

ARTICLE V -- ACADEMY STOCK

5.1  Acquisition of Academy Stock............................................
5.2  Restrictive Legend......................................................

ARTICLE VI -- CONDITIONS PRECEDENT TO THE OBLIGATION OF ACADEMY TO CLOSE

6.1  Representations and Warranties..........................................
6.2  Covenants...............................................................
6.3  No Actions..............................................................
6.4  Consents;
     Licenses and Permits....................................................
6.5  Certificate.............................................................
6.6  Additional Documents....................................................
6.7  Approval of Counsel.....................................................

ARTICLE VII -- CONDITIONS PRECEDENT TO THE OBLIGATION OF MYOFIS, AND THE
               STOCKHOLDERS TO CLOSE

7.1  Representations and Warranties..........................................
7.2  Covenants...............................................................
7.3  No Actions..............................................................
7.4  Certificate.............................................................
7.5  Additional Documents....................................................
7.6  Approval of Counsel.....................................................

ARTICLE VII -- CLOSING

8.1  Location................................................................
8.2  Items to be Delivered by Myofis,........................................
          and the Myofis, Stockholders.......................................
8.3  Items to be Delivered by Academy........................................
8.4  Other Items to be Delivered by Academy..................................


ARTICLE IX -- SURVIVAL OF REPRESENTATIONS;
INDEMNIFICATION

9.1  Survival................................................................
9.2  Indemnification.........................................................
9.3  Defense of Claims.......................................................
9.4  Rights Without Prejudice................................................

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ARTICLE X -- TERMINATION AND WAIVER

10.1 Termination.............................................................
10.2 Waiver..................................................................

ARTICLE XI -- MISCELLANEOUS PROVISIONS

11.1  Expenses...............................................................
11.2  Confidential Information...............................................
11.3  Modification, Termination or Waiver....................................
11.4  Publicity..............................................................
11.5  Notices................................................................
11.6  Binding Effect and Assignment..........................................
11.7  Entire Agreement.......................................................
11.8  Exhibits...............................................................
11.9  Governing Law..........................................................
11.10 Counterparts...........................................................
11.11 Section Headings.......................................................

EXHIBITS

1.2 -- Academy -- Shares to be Issued in Exchange for Shares of Myofis
.................................................................

AGREEMENT AND PLAN OF REORGANIZATION dated June 29, 2000 (the "Agreement") by and among Academy Yacht deliveries Corporation, a Nevada corporation ("Academy"), and Myofis, Inc. ("Carcinotek"), a Delaware corporation.
--------------------------------------------------------------------------------

         WHEREAS, Academy desires to acquire all of the issued and outstanding shares of capital stock of Myofis in a tax-free reorganization within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986 (the "Reorganization"), and

         WHEREAS, Myofis' shareholders own of all of the issued and outstanding stock of Myofis,

         NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby and the representations, warranties, covenants and agreements herein contained, Academy, Myofis and Myofis' shareholders agree as follows:

                                    ARTICLE I

                        Sale and Transfer of Myofis Stock
                        ---------------------------------

         1.1 MYOFIS STOCK. Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as hereinafter defined in Section
8.1), Myofis' shareholders shall sell, transfer and deliver to Academy and Academy shall acquire from Myofis' shareholders all of his shares of Common Stock of Myofis, as set forth opposite his name on Exhibit 1.1 hereto, being all of the issued and outstanding shares of capital stock of Myofis as of the date hereof (collectively, the "Myofis Stock"), free and clear of all liens, pledges, encumbrances, charges and claims thereon. Certificates evidencing the Myofis Stock and or other evidence of ownership where stock certificates have not been formally issued, will be delivered to Academy duly endorsed in blank or accompanied by appropriate stock powers and/or transmittal forms, endorsed in blank. Such certificates and or other evidence of ownership shall also be accompanied by evidence satisfactory to Academy of Myofis' shareholders' payment of any applicable transfer taxes.

         1.2 PURCHASE PRICE. Upon the sale, transfer and delivery to Academy by Myofis' shareholders of the Myofis Stock as set forth in Section 1.1, and in consideration therefor, Academy shall deliver to Myofis' shareholders certificates evidencing an aggregate of 21,800,000 restricted shares of Common Stock, par value $.001 per share, of Academy (the "Academy Stock") in the names and denominations as set forth on Exhibit 1.2 hereto and William Iversen will receive the sum of $175,000 ( one hundred seventy five thousand dollars)

                                   ARTICLE II

                    Representations and Warranties of Myofis
                    ----------------------------------------

               Carcinotek and Myofis' shareholders make the following representations and warranties to Academy, each of which shall be deemed material (and Academy, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):

         2.1 VALID CORPORATE EXISTENCE; QUALIFICATION. Myofis is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Myofis has the corporate power to carry on its business as now conducted and to own its assets. Myofis is not qualified to conduct business in any other jurisdiction, there being no jurisdiction in which failure to qualify would have a material adverse effect on Myofis, and its assets, properties or business, and there has not been any claim by any other jurisdiction to the effect that Myofis is required to qualify or otherwise be authorized to do business as a foreign corporation therein. A copy of Myofis's Certificate of Incorporation (certified by the appropriate official of the State of Delaware) and By-Laws (certified by Myofis's Secretary), as amended to date, which will be delivered to Academy at or prior to the Closing, are true and complete copies of those documents as now in effect. The minute books of Myofis contain accurate records of all meetings of its Board of Directors, and stockholders since its incorporation, and accurately reflect all transactions referred to therein.

         2.2 CAPITALIZATION. The authorized capital stock of Myofis consists of 1,500 shares of Common Stock, $.01 par value of which 1,500 shares of Common Stock are issued and outstanding. All of such shares of Common Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Myofis is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any class of securities of Myofis. There are no outstanding securities of Myofis convertible or exchangeable, actually or contingently, into shares of Common Stock or any other securities of Myofis.

         2.3 SUBSIDIARIES. Myofis has no subsidiaries.

         2.4 CONSENTS. There are no consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of Myofis, or Myofis' shareholders to enable each of such persons to enter into and carry out this Agreement in all material respects.

         2.5 CORPORATE AUTHORITY; BINDING NATURE OF AGREEMENT; TITLE TO MYOFIS STOCK, ETC. MYOFIS and Myofis' shareholders have the power to enter into this Agreement and to carry out its, his or her obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Myofis and no other corporate proceedings on the part of Myofis are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of each of Myofis and Myofis' shareholders and is enforceable in accordance with its terms. Myofis' shareholders individually represents and warrants to Academy that he is, and at the Closing will be the sole record and beneficial owner of the respective shares of Myofis Stock held by him, free and clear of all liens, charges, encumbrances and claims. Myofis' shareholders further represents and warrants to Academy that they have, and at the Closing will have, good and marketable title to the respective shares of Myofis Stock and subject to pertinent federal and state rules and regulations, pertaining to the sale of unregistered securities, the absolute and unqualified right to sell, transfer and deliver the Myofis Stock to Academy. The delivery of the Myofis Stock to Academy at the Closing pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all manner of liens, pledges, encumbrances, charges and claims.

         2.6 FINANCIAL STATEMENTS, ETC. The unaudited balance sheet for the period ending June 15,2000 of Myofis, copies of which have been delivered to Academy, fairly present the financial position of Myofis as of said date, and, except as set forth therein, were prepared in conformity with generally accepted accounting principles consistently applied throughout the period covered thereby.

         2.7 LIABILITIES. As at May 15, 2000 (the "Myofis Balance Sheet Date") and as of the date hereof, Myofis had no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against in Myofis's Balance Sheets at the Myofis Balance Sheet Date, except those arising in the ordinary and usual course of its business and those set forth in the interim unaudited balance sheet dated as of June 15, 2000.

         2.8 ACTIONS SINCE MYOFIS BALANCE SHEET DATE. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the Myofis Balance Sheet Date, Myofis has not: (i) issued or sold, or agreed to issue or sell any of its capital stock or options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (ii) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (iii) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as at the Myofis Balance Sheet Date and current liabilities incurred since the Myofis Balance Sheet Date in the ordinary and usual course of business; (iv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (v) mortgaged, pledged or subjected to any lien, pledge, charge or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (vi) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vii) entered into any transaction or course of conduct not in the ordinary and usual course of business; (viii) waived any rights of substantial value, or canceled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (ix) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (x) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (xi) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

               2.9 ADVERSE DEVELOPMENTS. Since the Myofis Balance Sheet Date, there have been no material adverse changes in the assets, properties, operations or financial condition of Myofis, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a materially adverse effect upon the business of Myofis and Myofis' shareholders, after reasonable inquiry, do not know of any development of a nature that is, or which could be reasonably expected to have a materially adverse effect upon the respective business of Myofis or upon any of its assets, properties, operations or financial condition, including, without limitation, the loss of any licenses or permits, suppliers, customers or employees, which loss would be of a materially adverse nature, except

               2.10 TAXES. Myofis never filed a Federal tax return on form 1120 and none was delivered to Academy. All taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have or may become due or payable by Myofis and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by Myofis or with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed.

         2.11 OWNERSHIP OF ASSETS; TRADEMARKS, ETC. Except as set forth in the Myofis Balance Sheet, Myofis is free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or changes.

         2.12 LITIGATION; COMPLIANCE WITH LAW. Currently, there is an action pending against Myofis.

         2.13 NO BREACH. Neither the execution and delivery of this Agreement nor compliance by Myofis and Myofis' shareholders with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

         (a) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Myofis;

         (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which Myofis or Myofis' shareholders is a party or by which any of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be obtained);

         (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Myofis pursuant to the terms of any such agreement or instrument;

         (d) violate any judgement, order, injunction, decree or award against, or binding upon, Myofis,

         (e) violate any law or regulation of any jurisdiction relating to Myofis, its securities, assets or properties.

         2.14 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with Academy and by Myofis and Myofis' shareholders, without the intervention of any broker, finder, investment banker or other third party.

         2.15 CHANGE OF NAME. Myofis has not conducted business under any other name during the past three (3) years.

         2.16 UNTRUE OR OMITTED FACTS. To the knowledge of Myofis, Myofis' shareholders after reasonable inquiry, no representation, warranty or statement by Myofis or Myofis' shareholders in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Without limitation of the foregoing, there is no fact known to Myofis or Myofis' shareholders, after reasonable inquiry, that has had, or which may be reasonably expected to have, a materially adverse effect on Myofis or any of its assets, properties, operations or businesses that has not been disclosed in writing to Academy.

         2.17 PATENTS. Myofis warrants that it has no patents.

         2.18 ROYALTY AGREEMENTS. Myofis has no royalty agreements.

                                   ARTICLE III

                    Representations and Warranties of Academy
                    -----------------------------------------

         Academy makes the following representations and warranties to Myofis and Myofis' shareholders, each of which shall be deemed material (and Myofis and Myofis' shareholders, in executing, delivering and consummating this Agreement, have relied and will rely upon the correctness and completeness of each of such representations and warranties):

         3.1 VALID CORPORATE EXISTENCE; QUALIFICATION. Academy is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Academy has the corporate power to carry on its business as now conducted and to own its assets. Academy is not qualified to conduct business as a foreign corporation in any jurisdiction, there being no jurisdiction in which failure to qualify would have a material adverse effect on Academy and its assets, properties or business, and there has not been any claim by any jurisdiction to the effect Academy is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of the Certificate of Incorporation (as certified by the Secretary of the State of Nevada) and By-Laws (as certified by the Secretary of Academy, as the case may
be) of Academy, as amended to date, which will be delivered to Myofis prior to the Closing, are true and complete copies of those documents as now in effect.

         3.2 CAPITALIZATION.

         (a) The authorized capital stock of Academy consists of 50,000,000 shares of Common Stock, par value $.001 per share, of which 5,450,000 shares of Common Stock are issued and outstanding on the date hereof. Upon the closing, Academy shall issue and declare outstanding an additional 21,800,000 shares. All of such shares of Common Stock are and will be duly authorized and validly issued and outstanding, fully paid and non-assessable. The shares of Academy to be issued and delivered to Myofis' shareholders as contemplated by Section 1.2 hereof, have been duly and validly authorized and, when so issued and delivered, will be duly and validly issued, fully paid and non-assessable.

         3.3 SUBSIDIARIES. Academy has no subsidiaries and it does not own any stock in any other corporation, association or business venture. Academy is not a party to any joint venture or partnership agreement.

         3.4 CONSENTS. No consents of governmental and other regulatory agencies, foreign or domestic, and of other third parties is required to be received by or on the part of Academy to enable it to enter into and carry out this Agreement in all material respects.

         3.5 CORPORATE AUTHORITY; BINDING NATURE OF AGREEMENT; ETC. Academy has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Academy prior to the Closing. No other corporate proceedings on the part of Academy are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Academy and is enforceable in accordance with its terms.

         3.6 FINANCIAL STATEMENTS, ETC. The financial statements of Academy for the period from May 14,1998 through June 30, 1999, copies of which have been delivered to Myofis fairly present in all material respects the financial position of Academy, including its income, expenses, assets and liabilities, as of said dates and the results of its operations for such periods and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby.

         3.7 LIABILITIES. As at June 1, 2000 (the "Academy Balance Sheet Date"), Academy had no material debts, liabilities or obligations, contingent or absolute, in excess of $10,000, other than those debts, liabilities and obligations reflected or reserved against in Academy's Balance Sheet at the Balance Sheet Date (the "Academy Balance Sheet"), and except for Academy's obligation to pay professional fees in connection with the transaction herein.

         3.8 ACTIONS SINCE ACADEMY BALANCE SHEET DATE. Except as set forth and reflected in this Agreement, Academy has not: (i) issued or sold, or agreed to issue or sell any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (ii) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (iii) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as at the Academy Balance Sheet Date and current liabilities incurred since the Academy Balance Sheet Date in the ordinary and usual course of business; (iv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (v) mortgaged, pledged or subjected to any lien, pledge, charge or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (vi) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vii) entered into any transaction or course of conduct not in the ordinary and usual course of business; (viii) waived any rights of substantial value, or canceled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (ix) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (x) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (xi) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

         3.9 ADVERSE DEVELOPMENTS. Since the Effective Date, the Academy has not engaged in any business activities other than exploring business opportunities and the negotiation of this Agreement and the transactions contemplated hereby. Since the Academy Balance Sheet Date, there have been no material adverse changes in the assets, properties, operations or financial condition of Academy, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a materially adverse effect upon the business of Academy, and Academy, after reasonable inquiry, knows of no development or threatened development of a nature that is, or which could be reasonably expected to have a materially adverse effect upon the business of Academy or upon any of its assets, properties, operations or financial condition.

         3.10 TAXES. All taxes, including without limitation, income property, sales, use, franchise, capital stock, excise, employees income, withholding, social security and unemployment taxes imposed by the United States, or any state, have been paid or otherwise provided for.

         3.11 OWNERSHIP OF ASSETS. Academy owns outright, and has good and marketable title to all of its assets and properties reflected in the Academy Balance Sheet, except as the same may have been disposed of in the ordinary course of business since the Academy Balance Sheet Date, free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or charges whatsoever. Academy does not own any patents, copyrights, trademarks, trade names or other similar intangible assets.

         3.12 LITIGATION, COMPLIANCE WITH LAW. There are no pending or threatened actions, suits, proceedings or governmental investigations relating to Academy or any of its properties, assets or business or, to the knowledge of Academy, or any order, injunction, award or decree outstanding, against Academy or against or relating to any of its properties, assets or business; and Academy, after reasonable inquiry, knows of no basis for any such action, suits or proceedings or any such governmental investigations, orders, injunctions or decrees. To the knowledge of Academy, after reasonable inquiry, Academy is not in violation of any material law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business.

         3.13 NO BREACH. Neither the execution and delivery of this Agreement nor compliance by Academy with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

         (a) violate or conflict with any provision of the Articles of Incorporation or By-laws of Academy;

         (b) violate or, alone or with notice or the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which Academy or any of the Academy stockholders is a party or by which any of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be obtained);

         (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Academy pursuant to the terms of any such agreement or instrument;

         (d) violate any judgement, order, injunction, decree or award against, or binding upon, Academy or upon their respective properties or assets; or

         (e) violate any law or regulation of any jurisdiction relating to Academy, its securities, assets or properties.

         3.14 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly by Academy with Myofis and Myofis' shareholders, without the intervention of any broker, finder, investment banker or other third party.

         3.14 UNTRUE OR OMITTED FACTS. To the knowledge of Academy, after reasonable inquiry, no representation, warranty or statement by Academy in this Agreement contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Without limitation of the foregoing, there is no fact known to Academy, after reasonable inquiry, that has had, or which may be reasonably expected to have, a materially adverse effect on Academy or any of its assets, properties, operations or businesses and that has not been disclosed in writing to Myofis.

                                   ARTICLE IV

                              Pre-Closing Covenants
                              ---------------------

         4.1 MYOFIS COVENANTS. Myofis, hereby covenants that, from and after the date hereof and until the Closing or earlier termination of this Agreement (the "Pre-Closing Period"):

         (a) ACCESS. Myofis shall afford to the officers, attorneys, accountants and other authorized representatives of Academy free and full access, during regular business hours and upon reasonable notice, to all of its books, records, personnel and properties so that Academy, at its own expense, may have full opportunity to make such review, examination and investigation as Academy may desire of Myofis's business and affairs. Myofis will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to Academy of all material facts affecting its financial condition and business operations.

         (b) CONDUCT OF BUSINESS. Myofis shall conduct its business only in the ordinary and usual course and make no material change in any of its business practices and policies without the prior written consent of Academy, which shall not be unreasonably withheld or delayed.

         (c) LIABILITIES. Myofis shall not incur any obligation or liability, absolute or contingent, except for those incurred in the ordinary and usual course of its business.

         (d) PRESERVATION OF BUSINESS. Myofis will use its best efforts to preserve their business organization intact, to keep available the services of its present officers, employees and consultants and to preserve its good will.

         (e) NO BREACH. Myofis will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the closing as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify Academy of any event or fact which represents or is likely to cause such a breach or default.

         (f) NO NEGOTIATIONS. For so long as this Agreement shall remain in effect, neither Myofis nor any of its officers or directors nor any of its respective affiliates, employees, agents or representatives shall enter into or conduct negotiations, or enter into any agreement or understanding, for the sale or possible sale of any of Myofis's securities or business or all or substantially all of its assets with anyone other than Academy.

         4.2 ACADEMY COVENANTS. Academy, hereby covenants that, during the Pre-Closing Period:

         (a) ACCESS. Academy shall afford to the officers, attorneys, accountants and other authorized representatives of Myofis free and full access, during regular business hours and upon reasonable notice, to all of its books, records, personnel and properties so that any of such persons, at their own expense, may have full opportunity to make such review, examination and investigation as any of them may desire of the business and affairs of Academy. Academy will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to Myofis of all material facts affecting their respective financial conditions and business operations.

         (b) CONDUCT OF BUSINESS. Academy shall conduct its business only in the ordinary and usual course and make no material change in any of its business practices and policies without the prior written consent of Myofis, which shall not be unreasonably withheld or delayed.

         (c) LIABILITIES. Academy shall not incur any obligation or liability, absolute or contingent, except for those incurred in the ordinary and usual course of its business.

         (d) PRESERVATION OF BUSINESS. Myofis will use its best efforts to preserve its business organization intact, keep available the services of its present officers, employees and consultants and to preserve good will.

         (e) NO BREACH. Academy will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the closing as if repeated at and as of such time, and that no material breach or default shall occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify Academy of any event or fact which represents or is likely to cause such a breach or default.

         (f) LEGAL FEES. Myofis, its shareholders and Academy shall each bear their own costs and expenses if this transaction is abandoned at any time.

                                    ARTICLE V

                                  Academy Stock
                                  -------------

         5.1 ACQUISITION OF ACADEMY STOCK. Myofis' shareholders represents and warrants that the Academy Stock to be acquired by them pursuant to the terms of
Section 1.2 hereof is being acquired for their own account, with no intention of assigning any participation or interest therein, and without a view to the distribution of any portion thereof, except in accordance with the 1933 Act.

         Myofis' shareholders understands that, the Academy Stock is not being registered under the 1933 Act and must be held indefinitely unless it is subsequently registered thereunder or an exemption from such registration is available. Myofis' shareholders understands that, except as otherwise provided in this Agreement, the Academy Stock is not being registered under the 1933 Act in part on the ground that the issuance thereof is exempt under Section 4(2) of the 1933 Act as a transaction by an issuer not involving any public offering; that Academy's reliance on such exemption is predicated in part on the foregoing representation and warranty of such Stockholder and that in the view of the Commission, the statutory basis for the exemption claimed would not be present if, notwithstanding such representation and warranty, Myofis' shareholders contemplates acquiring any of the Academy Stock for sale upon the occurrence or non-occurrence of some predetermined event.

         5.2 RESTRICTIVE LEGEND. Myofis' shareholders understands that the Academy Stock shall bear the following legend:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WERE ISSUED IN ACCORDANCE WITH AN AGREEMENT DATED JUNE 29,2000 WHICH IS ON FILE AT THE OFFICES OF ACADEMY.

                                   ARTICLE VI

                     Conditions Precedent to the Obligation
                     --------------------------------------
                               of Academy to Close
                               -------------------

         The obligation of Academy to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Academy (except when the fulfillment of such condition is a requirement of law).

         6.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of each of Myofis and Myofis' shareholders contained in this Agreement and in any written statement (except financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

         6.2 COVENANTS. Myofis and Myofis' shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or at the Closing.

         6.3 NO ACTIONS. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, or shall have been threatened and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect the right of Academy to own the Myofis Stock or to operate or control the assets, properties and business of Myofis after the Closing Date, or which might have a materially adverse effect thereon.

         6.4 CONSENTS; LICENSES AND PERMITS. Myofis, Academy, and Myofis' shareholders shall have each obtained all consents, licenses and permits of third parties necessary for the performance by each of them of all of their respective obligations under this Agreement.

         6.5 CERTIFICATE. Academy shall have received a certificate dated the Closing Date, signed by the President and Secretary of Myofis as to the satisfaction of the conditions contained in Sections 6.1 and 6.2.

         6.6 ADDITIONAL DOCUMENTS. Myofis and Academy shall have delivered all such other certificates and documents as Academy or its counsel may have reasonably requested.

         6.7 APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters shall have been approved as to the form and substance by counsel to Academy, which approval shall not be unreasonably withheld or delayed.

                                   ARTICLE VII

                     Conditions Precedent to the Obligation
                     --------------------------------------
                   of Myofis and Myofis' shareholders to Close
                   -------------------------------------------


         The obligation of Myofis and Myofis' shareholders to enter into and complete the Closing is subject to the fulfillment, prior to or on the closing Date, of each of the following conditions, any one or more of which may be waived by Myofis and Myofis' shareholders (except when the fulfillment of such condition is a requirement of law).

         7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Academy and contained in this Agreement and in any written statement, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

         7.2 COVENANTS. Academy shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or at the Closing.

         7.3 NO ACTIONS. No action, suit, proceeding, or investigation shall have been instituted, and be continuing, before a court or before or by a governmental body or agency, or have been threatened, and be unresolved, by any governmental body or agency to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby.

         7.4 CERTIFICATE. Myofis and Myofis' shareholders shall have received a certificate dated the Closing Date, signed by the President and Secretary of Academy as to the satisfaction of the conditions contained in Sections 7.1 and 7.2.

         7.5 ADDITIONAL DOCUMENTS. Academy shall have delivered all such certified resolutions, certificates and documents with respect to Academy as Myofis and Myofis' shareholders or their counsel may have reasonably requested.

         7.6 APPROVAL OF COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall have been approved as to form and substance by counsel to Myofis, which approval shall not be unreasonably withheld or delayed.

                                  ARTICLE VIII
                                     Closing
                                     -------

         8.1 LOCATION. The Closing provided for herein shall take place at the offices of Bill Iversen, at 12:00 o'clock noon on or before June 29, 2000 or at such other time and place as may be mutually agreed to by the parties hereto. Such date is referred to in this Agreement as the "Closing Date." Corporate action by a majority of the outstanding and issued shares of Academy Corporation may be completed in lieu of a meeting.

         8.2 ITEMS TO BE DELIVERED BY MYOFIS AND MYOFIS' SHAREHOLDERS. At the Closing, Myofis' shareholders will deliver or cause to be delivered to Academy:
(a) Certificates representing the Myofis Stock in accordance with Section 1.1 hereof, accompanied by all instruments and documents as in the opinion of Academy's counsel shall be necessary to effect the transfer of and to vest title in and to the Myofis Stock in Academy, free and clear of all liens, pledges, encumbrances, charges and claims thereon; (b) The certificates required by
Section 6.5; and (c) Such other certified resolutions, documents and certificates as are required to be delivered by Myofis and Myofis' shareholders pursuant to the provisions of the Agreement.

         8.3 ITEMS TO BE DELIVERED BY ACADEMY. At the Closing, Academy will deliver or cause to be delivered to Myofis' shareholders:

         (a) Certificates evidencing the Academy Stock in accordance with
Section 1.2 hereof;

         (b) The certificate required by Section 7.4;

         (c) Resolutions appointing Guy Cohen to Academy's Board of Directors;
and

         (d) Resignations of Academy's executive officers and Directors; and

         (d) Such other certified resolutions, documents and certificates as are required to be delivered by Academy pursuant to the provisions of this Agreement.

         8.4 OTHER ITEMS TO BE DELIVERED BY ACADEMY. At the Closing, Academy will deliver or cause to be delivered, the Certificates evidencing Academy Stock in accordance with Section 3.2 (c) hereof.

                                   ARTICLE IX

                  Survival of Representations; Indemnification
                  --------------------------------------------

         9.1 SURVIVAL. The parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing for a term of twenty-four (24) months with the exception of those regarding taxes set forth in Sections which shall survive until the expiration of the respective periods within which such taxes may be assessed.

         9.2 INDEMNIFICATION. Academy agrees to indemnify and hold harmless Myofis and each of Myofis' shareholders from and against any and all obligations or liabilities, of every kind, nature and description, fixed or contingent (including, without limitation, counsel fees and expenses in connection with any action, claim or proceeding relating to such liabilities) arising out of any transaction or event commencing or occurring on or prior to the Closing Date, which is not fully disclosed or provided for in the Academy Balance Sheet, this Agreement or the several exhibits hereto, including, without limitation, any tax liabilities to the extent not so reflected or reserved against in the Academy Balance Sheet and for any liability arising out of Federal and State securities laws.

         9.3 DEFENSE OF CLAIMS. A party entitled to Indemnification hereunder (an "Indemnified Party") agrees to notify each party required to indemnify hereunder (an "Indemnifying Party") with reasonable promptness of any claim asserted against it in respect of which any Indemnifying Party may be liable under this Agreement, which notification shall be accompanied by a written statement setting forth the basis of such claim and the manner of calculation thereof. An Indemnifying Party shall have the right to defend any such claim at its or his own expense and with counsel of its or his choice; provided, however, that such counsel shall have been approved by the Indemnified Party prior to engagement, which approval shall not be unreasonably withheld or delayed; and provided further, that the Indemnified Party may participate in such defense, if it so chooses, with its own counsel and at its own expense.

         9.4 RIGHTS WITHOUT PREJUDICE. The rights of the parties under this
Article IX are without prejudice to any other rights or remedies that they may have by reason of this Agreement or as otherwise provided by law.

                                    ARTICLE X

                             Termination and Waiver
                             ----------------------

         10.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

         (a) By mutual consent of the Board of Directors of Academy and Myofis;

         (b) By Academy if any of the conditions set forth in Article VI hereof shall not have been fulfilled on or prior to, or shall become incapable of fulfillment, and shall not have been waived;

         (c) By Myofis and Myofis' shareholders if any of the conditions set forth in Article VII hereof shall not have been fulfilled, or shall have become incapable of fulfillment, and shall not have been waived;

         (d) By either party if any legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement which makes it inadvisable, in the judgement of the terminating party to consummate same.

         In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto except for any liability which may arise pursuant to Section 11.2

         10.2 WAIVER. Any condition to the performance of Myofis, Myofis' shareholders or Academy which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party as a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

                                   ARTICLE XI

                            Miscellaneous Provisions
                            ------------------------

         11.1 EXPENSES. Each of the parties hereto shall bear his or its own expenses in connection herewith.

         11.2 CONFIDENTIAL INFORMATION. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other parties all such documents (including the exhibits attached to this Agreement) then in such receiving party's possession without retaining copies thereof; provided, however, that each party's obligations under the Section 11.1 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed. The parties agree that the remedy at law for any breach of this
Section 11.1 will be inadequate and a non-breaching party will be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited hereunder.

         11.3 MODIFICATION, TERMINATION OR WAIVER. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

         11.4 PUBLICITY. The parties agree that no publicity, release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed. 11.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, two days after the date of mailing, as follows: If to Academy to:


                              Att:

                              with a copy to:




                              and if to Myofis  to:





                              with a copy to:




         The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

         11.6 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of the other parties.

         11.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

         11.8 EXHIBITS. All exhibits annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such exhibits, documents, or instruments shall be deemed to refer to and include all such exhibits, documents and instruments.

         11.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within that State, excluding the choice of law rules thereof.

         11.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

         11.11 SECTION HEADINGS. The section headings contained in this Agreement are inserted for conveniences of reference only and shall not affect the meaning or interpretation of this Agreement.

         WITNESS the execution of this Agreement as of the date first above written.


                Academy Resources Corporation

                By
                    ------------------------------


ATTEST:


------------------------------

By
------------------------------

Secretary

ATTEST:

------------------------------

ATTEST:


------------------------------
President










CARCINOTEK  INTERNET, INC.



By
------------------------------

ATTEST:



------------------------------
Secretary

ATTEST:

------------------------------


ATTEST:


------------------------------
President